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                                                                    Exhibit 10-a




                             ADC TELECOMMUNICATIONS
                             ACCESS PLATFORM SYSTEM
                            MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1994

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I.     PLAN NAME AND EFFECTIVE DATE

The name of this Plan is the Access Platform System Management Incentive Plan of ADC Telecommunications, Inc. ("Company") - Fiscal Year ("FY") 1994, effective November 1, 1993 through October 31, 1994.

II.    PURPOSE

The purpose of the Plan is to provide, with full regard to the protection of shareholders' investments, a direct financial incentive for eligible full-time management employees to perform an effective leadership role and make a significant contribution to the Company's established goals.

III.   ADMINISTRATION

This Plan will be administered by a Management Incentive Plan Committee ("Committee") appointed and authorized by the Company's Board of Directors. Subject to the complete and full discretion of the Board of Directors, the Committee is authorized to make all decisions as required in administration of the Plan and to exercise its discretion to define, interpret, construe, apply, and make any exceptions to the terms of the Plan.

IV.    ELIGIBILITY

The Committee will establish rules of eligibility for participation in the Plan and determine eligibility in accordance with those rules. Participation will be effective as of the date approved by the Committee and will be communicated to the participant by an incentive opportunity statement ("Participant Form") specifying the target incentive level for the position held by the participant. No employee will become a participant in the Plan after May 1, 1994.

V.     TIME OF PAYMENT

Payments which become due under this Plan will be made as soon as administratively feasible following the close of the Company's Fiscal Year.

VI.    PLAN GOALS

The Plan reinforces annual goals which support the Access Platform System Division's and the Company's long-term strategic plan. The FY 1994 goal categories and weights for Access Platform System Management Incentive Plan participants are as follows:

     Access Platform System - Market Development            40%
     Access Platform System - System Development            40%
     Individual Contribution                                20%

VII.   OVERALL PLAN OPERATION

Achievement on each of the two Access Platform System components of this Plan, i.e., Market Development and System Development, is expressed in terms of point values. For each of these two components, the points associated with threshold, target and maximum achievement and their corresponding payout percentages are as follows:

     Threshold                3 points       30% of target
     Target                   6 points       100% of target
     Maximum                  10 points      200% of target


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Payouts for point totals between threshold and target, or between target and maximum, will be interpolated.

A description of the Market Development and System Development components in this Plan appears in Sections VIII and IX.

The Individual Contribution goal measures your performance against pre-determined objectives. The objectives are to be documented on the attached form and require your direct managers and division head's approval.

VIII.  ACCESS PLATFORM SYSTEM MARKET DEVELOPMENT COMPONENT

See Exhibit A


IX.    ACCESS PLATFORM SYSTEM, SYSTEM DEVELOPMENT COMPONENT

Points for this component are awarded for successfully developing and delivering or having avalabile for delivery the following product units for customer lab or field trials in the targeted accounts according to the schedule outlined below:


GOALS                                    DEADLINE                     POINTS
- - -----                                    --------                     ------


- - - HFC video transport system with ODN    End of FY 94 2nd             2
                                         Quarter or earlier

- - - Curb ISU (initial size)                End of FY 94 2nd             1
                                         Quarter or earlier

- - - Curb ISU (1st subsequent size)         End of FY 94 2nd             1
                                         Quarter or earlier

- - - Curb ISU (2nd subsequent size)         End of FY 94 3rd             1
                                         Quarter or earlier

- - - RIDES Capability                       End of FY 94 3rd             1
                                         Quarter or earlier

- - - ISDN Channel Card                      End of FY 94 3rd             1
                                         Quarter or earlier

- - - Other Special Service Channel Cards    End of FY 94 3rd             4 points maximum
                                         Quarter or earlier           (1 point per card)

- - - Home ISU (lab units)                   End of FY 94 4th             1
                                         Quarter or earlier


X.     MINIMUM PERFORMANCE  PAYOUT REQUIREMENTS

A. Incentive payments will be made only if the Company's consolidated net profits are in excess of a threshold rate of return on stockholders' equity. This rate has been established at 10%, after tax, based on stockholders' equity at the beginning of the Fiscal Year.

B. The threshold for Market Development OR System Development must be met.


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XI.    CALCULATION OF PAYMENTS

A. DETERMINATION OF ACHIEVEMENT AGAINST GOALS AND OBLIGATION TO MAKE PAYMENTS. The obligation to make payments under the Plan will be determined by achievement of Access Platform System goals determined by the Board of Directors.

B. CALCULATION OF INDIVIDUAL PAYMENTS UNDER THIS PLAN IS A FUNCTION OF:

1. Target incentive opportunity - expressed as a percentage of an individual's FY 1994 earnings. The target % for each participant is designated on the "Participant Form".

2. Participant's 1994 fiscal year base salary earnings.

3. Access Platform System and individual performance against the established goals.


XII.   SAMPLE INCENTIVE CALCULATION

How individual awards are determined is shown by the following example:

Assume we have a Plan participant with the following facts:

     Grade 15
     Target Payout:  11% of base salary earnings
     FY 1994 Base Salary Earnings:  $60,000


     GOAL                                      WEIGHT                 ACHIEVEMENT
     ----                                      ------                 -----------
Access Platform System Market Development       40%                        77%
                                                                      5 points

Access Platform System - System Development     40%                        125%
                                                                      7 points

Individual Contribution                         20%                        100%

          OVERALL RESULT AS A % OF TARGET                                         100%



Calculation of Payment:
$60,000 (FY Earnings) x 11% (target opportunity) x 100% (overall result as a % of target) = $6,600.

XIII.  EFFECT OF CHANGE IN EMPLOYMENT STATUS

VOLUNTARY RESIGNATION: A participant who voluntarily resigns full-time employment prior to the end of the Fiscal Year will relinquish all rights to any payment under the Plan.

CHANGE BASED UPON UNSATISFACTORY JOB PERFORMANCE: A participant who is involuntarily terminated or transferred to a non-eligible position for reasons of unsatisfactory job performance will relinquish all rights to any payment under this Plan.

CHANGE BASED UPON JOB ELIMINATION: Subject to the approval of the Committee, a participant who is involuntarily terminated or transferred to a non-eligible position because of a job elimination may retain the right to a pro-rata payment based upon the time served in the eligible position during the Fiscal Year.

CHANGE BASED UPON A PROMOTION/DEMOTION: A current participant who is promoted or demoted from an incentive eligible position to another incentive eligible position during the Fiscal Year will have a pro-rata calculation of payment based upon the time served in each position during the Fiscal Year.

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CHANGE BASED UPON TRANSFER BETWEEN CORPORATE AND DIVISION CATEGORIES:  A current participant who transfers between the Corporate staff and the Access Platform System Division or between different Divisions with different goals during FY 1994 will have a pro-rata calculation based on the goals and length of time spent in the respective participant categories.

XIV.   AMENDMENT OR TERMINATION OF PLAN

The Board of Directors reserves and retains the right to modify, rescind or terminate this Plan in whole or in part, at its discretion, and nothing in this Plan limits this right in any way or creates any rights in any employee of future participation in this Plan or any other plan, or constitutes any guarantee of compensation or employment with ADC. Further, neither the Board of Directors nor the Company has any obligation under this Plan or otherwise to adopt this or any other plan in any future fiscal year.